                                                                           EXHIBIT 11
                            USLICO CORPORATION AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS PER SHARE
                                        (UNAUDITED)

                                          Three Months Ended       Nine Months Ended
                                              September 30            September 30
                                            1994       1993         1994       1993
                                          --------   --------     --------   --------
                                             (In thousands, except per share data)
PRIMARY
Net income                               $   5,882  $  12,764    $  15,448  $  18,233
                                          ========   ========     ========   ========
Weighted average number of shares
 outstanding                                10,763     10,755       10,763     10,755
                                          ========   ========     ========   ========

Net income per share                     $    0.55  $    1.19    $    1.44  $    1.70
                                          ========   ========     ========   ========

FULLY DILUTED
Net income - before interest adjustment  $   5,882  $  12,764    $  15,448  $  18,233
After tax interest expense applicable
 to convertible debentures                   1,295      1,256        3,886      3,886
                                          --------   --------     --------   --------
Net income - after interest adjustment   $   7,177  $  14,020    $  19,334  $  22,119
                                          ========   ========     ========   ========
Weighted average number of
 shares outstanding                         10,763     10,755       10,763     10,755
Assuming conversion of
 convertible subordinated debentures         3,360      3,360        3,360      3,360
                                          --------   --------     --------   --------
Weighted average number of shares
 outstanding as adjusted                    14,123     14,115       14,123     14,115
                                          ========   ========     ========   ========

Net income per share                     $    0.51  $    1.00    $    1.37  $    1.57
                                          ========   ========     ========   ========
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